Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2024 RESULTS
Announces completion of accelerated share repurchase transaction

SAN JUAN, PUERTO RICO - July 31, 2024 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec”, the “Company”, “we” or “our”) today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•Revenue increased 27% to $212.0 million
•GAAP Net Income attributable to common shareholders increased 13% to $31.9 million and increased 14% to $0.49 per diluted share
•Adjusted EBITDA increased 16% to $86.1 million and Adjusted earnings per common share increased 17% to $0.83
•Completed the outstanding accelerated share repurchase on July 9, 2024.

Mac Schuessler, President and Chief Executive Officer stated, "Our second quarter results exceeded our expectations, our business in Puerto Rico continues to perform strongly and our results in Latin America are encouraging as we continue to work through the Sinqia integration."

Second Quarter 2024 Results

Revenue. Total revenue for the quarter ended June 30, 2024 was $212.0 million, an increase of 27% compared with $167.1 million in the prior year quarter, reflecting the contribution from the Sinqia acquisition and organic growth across all of the Company's segments. Merchant acquiring revenue growth was a result of an improvement in the overall spread and sales volume growth. Continued growth in ATH Movil Business and increased transaction volumes drove the revenue increase in Payments Puerto Rico. Latin America revenue benefited from the contribution from the Sinqia acquisition as well as continued organic growth across the region. Business Solutions revenue reflected an increase mainly driven by a project related one-time revenue impact.

Net Income attributable to common shareholders. For the quarter ended June 30, 2024, GAAP Net Income attributable to common shareholders was $31.9 million, or $0.49 per diluted share, an increase of $3.7 million or $0.06 per diluted share as compared to the prior year, driven by the increase in revenues and a decrease in income tax expense, partially offset by increased expenses, an increase in interest expense resulting from the incremental debt raised to finance the Sinqia acquisition and an increase in depreciation and amortization expense. Costs of revenues reflected an increase in personnel costs, mostly due to Sinqia, and, to a lesser extent, an increase in cloud services and professional fees. Selling, general and administrative expenses increased also mainly due to the addition of Sinqia headcount.

Adjusted EBITDA and Adjusted EBITDA Margin. For the quarter ended June 30, 2024, Adjusted EBITDA was $86.1 million, an increase of $11.6 million when compared to the prior year quarter, driven by the increase in revenues and the contribution from the Sinqia acquisition. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 40.6%, a decrease of approximately 400 basis points from the prior year. The decrease in Adjusted EBITDA margin reflects the addition of Sinqia which contributes at a lower margin.

Adjusted Net Income and Adjusted earnings per common share. For the quarter ended June 30, 2024, Adjusted Net Income was $53.8 million, an increase of $7.2 million compared to $46.6 million in the prior year. The increase was driven by the higher Adjusted EBITDA and a decrease in Non-GAAP tax expense, partially offset by higher operating depreciation and amortization and higher cash interest expense, due to the incremental debt raised for the Sinqia acquisition. Adjusted earnings per common share was $0.83, an increase of $0.12 per diluted share compared to $0.71, in the prior year driven by the increase in adjusted net income.

Share Repurchase

On July 9, 2024, the Company completed the previously announced accelerated share repurchase ("ASR") transaction. The Company received an additional 467,362 shares, in addition to the 1,516,793 shares received in March. All of the shares received as part of the ASR were retired.

2024 Outlook

The Company's financial outlook for 2024 is as follows:

•Total consolidated revenue between $846 million and $854 million approximately 22% to 23% growth.
•Adjusted earnings per common share between $2.98 to $3.07 approximately 6% to 9% growth as compared to $2.82 in 2023.
•Capital expenditures are now anticipated to be approximately $85 million, including Sinqia.
•Effective tax rate of approximately 5% compared to a 6% to 7% in 2023.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2024 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 6294553. The replay will be available through Wednesday, August 7, 2024. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast will be available prior to the call on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processor and financial technology provider in Latin America, Puerto Rico and the Caribbean, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process approximately six billion transactions annually. The Company also offers financial technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this earnings release are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other stakeholders to evaluate companies in our industry. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included at the end of this earnings release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, each as defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items and unusual expenses such as: share-based compensation, restructuring related expenses, fees and expenses from corporate transactions such as M&A activity and financing, equity investment income net of dividends received, and the impact from unrealized gains and losses on foreign currency remeasurement for assets and liabilities in non-functional currency. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as Adjusted EBITDA less: operating depreciation and amortization expense, defined as GAAP Depreciation and amortization less amortization of intangibles related to acquisitions such as customer relationships, trademarks, non-compete agreements, among others; cash interest expense defined as GAAP interest expense, less GAAP interest income adjusted to exclude non-cash amortization of debt issue costs, premium and accretion of discount; income tax expense which is calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for uncertain tax position releases, tax true-ups, windfall from share-based compensation, unrealized gains and losses from foreign currency remeasurement, among others; and non-controlling interests, net of amortization for intangibles created as part of the purchase.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them.

Forward-Looking Statements

Certain statements in this earnings release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our ability to meet our guidance expectations for revenue, earnings per share, Adjusted earnings per common share, capital expenditures and effective tax rate, including for fiscal year 2023, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues pursuant to our second Amended and Restated Master Services Agreement (“A&R MSA”) with them, and as it may impact our ability to grow our business; our ability to renew our client contracts on terms favorable to us, including but not limited to the current term and any extension of the MSA with Popular; our dependence on our processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on our personnel and certain third parties with whom we do business, and the risks to our business if our systems are hacked or otherwise compromised; our ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and/or failures in the financial services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; our dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in macroeconomic, market, international, legal, tax, political, or administrative conditions, including inflation or the risk of recession; the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the impact of foreign exchange rates on operations; our ability to protect our intellectual property rights against infringement and to defend ourselves against claims of infringement brought by third parties; our ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; our level of indebtedness and the impact of rising interest rates, restrictions contained in our debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; our ability to prevent a cybersecurity attack or breach to our information security; the possibility that we could lose our preferential tax rate in Puerto Rico; our inability to integrate Sinqia successfully into the Company or to achieve expected accretion to our earnings per common share; any loss of personnel or customers in connection with the Sinqia Transaction; any possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting our main markets in Latin America and the Caribbean; and the other factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the "SEC") on February 29, 2024, as any such factors may be updated from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Investor Contact
Beatriz Brown-Sáenz
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive (Loss) Income

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(Dollar amounts in thousands, except share data)
Revenues	$211,978	$167,076	$417,296	$326,890

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	97,481	80,452	199,929	156,869
Selling, general and administrative expenses	38,187	29,522	73,813	53,397
Depreciation and amortization	32,950	22,329	67,391	41,761
Total operating costs and expenses	168,618	132,303	341,133	252,027
Income from operations	43,360	34,773	76,163	74,863
Non-operating income (expenses)
Interest income	3,218	2,103	6,578	3,236
Interest expense	(18,709)	(5,640)	(38,648)	(11,283)
Gain (loss) on foreign currency remeasurement	2,404	333	(2,052)	(4,531)
Earnings of equity method investment	1,096	1,476	2,167	2,631
Other income, net	2,255	1,591	6,095	2,601
Total non-operating expenses	(9,736)	(137)	(25,860)	(7,346)
Income before income taxes	33,624	34,636	50,303	67,517
Income tax expense	1,101	6,586	1,393	9,404
Net income	32,523	28,050	48,910	58,113
Less: Net income (loss) attributable to non-controlling interest	622	(105)	1,030	(94)
Net income attributable to EVERTEC, Inc.’s common stockholders	31,901	28,155	47,880	58,207
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(64,351)	3,153	(90,827)	20,758
Gain on cash flow hedges	1,034	1,816	3,382	271
Unrealized loss on change in fair value of debt securities available-for-sale	—	—	(3)	(20)
Other comprehensive (loss) income, net of tax	$(63,317)	$4,969	$(87,448)	$21,009
Total comprehensive (loss) income attributable to EVERTEC, Inc.’s common stockholders	$(31,416)	$33,124	$(39,568)	$79,216
Net income per common share:
Basic	0.50	$0.43	$0.74	$0.90
Diluted	$0.49	$0.43	$0.73	$0.89
Shares used in computing net income per common share:
Basic	64,420,756	65,046,328	64,800,361	65,007,528
Diluted	65,150,744	65,510,091	65,699,385	65,571,453

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$257,699	$295,600
Restricted cash	24,434	23,073
Accounts receivable, net	122,278	126,510
Settlement assets	64,922	51,467
Prepaid expenses and other assets	61,444	64,704
Total current assets	530,777	561,354
Debt securities available-for-sale, at fair value	1,725	2,095
Equity securities, at fair value	4,960	9,413
Investment in equity investees	22,860	21,145
Property and equipment, net	65,769	62,453
Operating lease right-of-use asset	12,756	14,796
Goodwill	741,645	791,700
Other intangible assets, net	451,637	518,070
Deferred tax asset	23,851	47,847
Derivative asset	7,241	4,385
Other long-term assets	26,700	27,005
Total assets	$1,889,921	$2,060,263
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$114,417	$129,160
Accounts payable	60,122	66,516
Contract liability	18,894	21,055
Income tax payable	4,222	3,402
Current portion of long-term debt	23,867	23,867
Current portion of operating lease liability	7,408	6,693
Settlement liabilities	62,041	47,620
Total current liabilities	290,971	298,313
Long-term debt	936,001	946,816
Deferred tax liability	46,148	87,916
Contract liability - long term	54,136	41,825
Operating lease liability - long-term	6,697	9,033
Other long-term liabilities	30,438	40,984
Total liabilities	1,364,391	1,424,887
Commitments and contingencies
Redeemable non-controlling interests	38,455	36,968
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 64,446,211 shares issued and outstanding as of June 30, 2024 (December 31, 2023 - 65,450,799)	644	654
Additional paid-in capital	10,777	36,527
Accumulated earnings	541,248	538,903
Accumulated other comprehensive (loss) income, net of tax	(69,239)	18,209
Total stockholders’ equity	483,430	594,293
Non-redeemable non-controlling interest	3,645	4,115
Total equity	487,075	598,408
Total liabilities and equity	$1,889,921	$2,060,263

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2024	2023

Cash flows from operating activities
Net income	48,910	$58,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,391	41,761
Amortization of debt issue costs and accretion of discount	2,361	791
Operating lease amortization	3,565	3,103
Deferred tax benefit	(13,324)	(3,467)
Share-based compensation	15,009	12,056
Earnings of equity method investment	(2,167)	(2,631)
Gain on sale of equity securities	(2,599)	—
Loss on foreign currency remeasurement	2,052	4,531
Other, net	(1,666)	4,124
(Increase) decrease in assets:
Accounts receivable, net	1,329	1,261
Prepaid expenses and other assets	(431)	(628)
Other long-term assets	(734)	(2,282)
Increase (decrease) in liabilities:
Accrued liabilities and accounts payable	3,101	16,392
Income tax payable	1,103	(10,027)
Contract liability	11,561	1,181
Operating lease liabilities	(1,672)	(3,035)
Other long-term liabilities	(2,449)	(592)
Total adjustments	82,430	62,538
Net cash provided by operating activities	131,340	120,651
Cash flows from investing activities
Additions to software	(39,106)	(24,151)
Property and equipment acquired	(17,226)	(11,305)
Purchase of equity securities	(111)	—
Proceeds from maturities of available-for-sale debt securities	370	—
Proceeds from sale of equity securities	5,906	—
Acquisitions, net of cash acquired	—	(22,915)
Net cash used in investing activities	(50,167)	(58,371)
Cash flows from financing activities
Withholding taxes paid on share-based compensation	(9,825)	(5,955)
Net decrease in short-term borrowings	—	(20,000)
Dividends paid	(6,493)	(6,503)
Repurchase of common stock	(70,000)	(15,790)
Repayment of long-term debt	(11,933)	(10,375)
Repayment of other financing agreements	(7,046)	—
Settlement activity, net	21,703	5,587
Other financing activities, net	(2,182)	—
Net cash used in financing activities	(85,776)	(53,036)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	(10,234)	(1,841)
Net increase in cash, cash equivalents and restricted cash	(14,837)	7,403

Cash, cash equivalents, restricted cash and cash included in settlement assets at beginning of the period	343,724	221,244
Cash, cash equivalents, restricted cash, and cash included in settlement assets at end of the period	$328,887	$228,647
Reconciliation of cash, cash equivalents, restricted cash, and cash included in settlement assets
Cash and cash equivalents	257,699	191,620
Restricted cash	24,434	19,485
Cash and cash equivalents included in settlement assets	46,754	17,542
Cash, cash equivalents, restricted cash, and cash included in settlement assets	$328,887	$228,647

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three Months Ended June 30, 2024
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$54,199	$74,669	$45,319	$62,336	$(24,545)	$211,978
Operating costs and expenses	31,733	74,353	29,481	37,663	(4,612)	168,618
Depreciation and amortization	7,496	15,051	1,409	3,750	5,244	32,950
Non-operating income	134	5,274	—	151	196	5,755
EBITDA	30,096	20,641	17,247	28,574	(14,493)	82,065
Compensation and benefits (2)	771	1,654	787	906	3,483	7,601
Transaction, refinancing and other fees (3)	456	(2,359)	214	289	190	(1,210)
Loss (gain) on foreign currency remeasurement (4)	35	(2,436)	—	—	(3)	(2,404)
Adjusted EBITDA	$31,358	$17,500	$18,248	$29,769	$(10,823)	$86,052

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $14.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $5.2 million from Latin America Payments and Solutions to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $5.2 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, the elimination of realized gains from equity securities and the elimination of unrealized earnings from equity investments.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Three Months Ended June 30, 2023
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$50,795	$39,076	$41,248	$56,971	$(21,014)	$167,076
Operating costs and expenses	28,895	33,666	27,616	39,097	3,029	132,303
Depreciation and amortization	6,087	5,393	1,150	4,469	5,230	22,329
Non-operating income	115	2,290	1	66	928	3,400
EBITDA	28,102	13,093	14,783	22,409	(17,885)	60,502
Compensation and benefits (2)	842	999	860	965	5,035	8,701
Transaction, refinancing and other (3)	288	253	—	—	5,068	5,609
(Gain) loss on foreign currency remeasurement (4)	(49)	(285)	—	—	1	(333)
Adjusted EBITDA	$29,183	$14,060	$15,643	$23,374	$(7,781)	$74,479

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $13.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $4.4 million from Latin America Payments and Solutions to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $3.3 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, and the elimination of unrealized earnings from equity investments.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Six months ended June 30, 2024
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$107,230	$148,885	$88,418	$120,464	$(47,701)	$417,296
Operating costs and expenses	62,685	150,384	58,300	78,114	(8,350)	341,133
Depreciation and amortization	14,758	31,308	2,642	8,188	10,495	67,391
Non-operating income	282	4,109	—	290	1,529	6,210
EBITDA	59,585	33,918	32,760	50,828	(27,327)	149,764
Compensation and benefits (2)	1,469	3,152	1,494	1,691	7,785	15,591
Transaction, refinancing and other fees (3)	723	(5,388)	214	289	984	(3,178)
(Gain) loss on foreign currency remeasurement (4)	(67)	2,115	—	—	4	2,052
Adjusted EBITDA	$61,710	$33,797	$34,468	$52,808	$(18,554)	$164,229

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $28.8 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $9.2 million from Latin America Payments and Solutions to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $9.7 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, the elimination of realized gains from equity securities and the elimination of unrealized earnings from equity investments.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Six months ended June 30, 2023
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$99,224	$74,393	$81,595	$112,666	$(40,988)	$326,890
Operating costs and expenses	56,617	62,978	54,305	78,010	117	252,027
Depreciation and amortization	11,975	8,104	2,279	8,957	10,446	41,761
Non-operating income (expenses)	480	(1,495)	308	598	810	701
EBITDA	55,062	18,024	29,877	44,211	(29,849)	117,325
Compensation and benefits (2)	1,370	1,651	1,392	1,530	8,603	14,546
Transaction, refinancing and other fees (3)	580	253	—	—	4,379	5,212
Loss (gain) on foreign currency remeasurement (4)	46	4,487	—	—	(2)	4,531
Adjusted EBITDA	$57,058	$24,415	$31,269	$45,741	$(16,869)	$141,614

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $26.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $8.4 million from Latin America Payments and Solutions to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $6.2 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, and the elimination of unrealized earnings from equity investments.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2024	2023	2024	2023
Net income	32,523	28,050	48,910	58,113
Income tax expense	1,101	6,586	1,393	9,404
Interest expense, net	15,491	3,537	32,070	8,047
Depreciation and amortization	32,950	22,329	67,391	41,761
EBITDA	82,065	60,502	149,764	117,325
Equity income (1)	(1,096)	(1,476)	(2,167)	(2,631)
Compensation and benefits (2)	7,601	8,701	15,591	14,546
Transaction, refinancing and other (3)	(114)	7,085	(1,011)	7,843
(Gain) loss on foreign currency remeasurement (4)	(2,404)	(333)	2,052	4,531
Adjusted EBITDA	86,052	74,479	164,229	141,614
Operating depreciation and amortization (5)	(14,644)	(12,835)	(29,439)	(25,204)
Cash interest expense, net (6)	(14,422)	(3,457)	(29,841)	(7,820)
Income tax expense (7)	(2,526)	(11,626)	(2,064)	(16,408)
Non-controlling interest (8)	(645)	80	(1,066)	46
Adjusted net income	$53,815	$46,641	$101,819	$92,228
Net income per common share (GAAP):
Diluted	$0.49	$0.43	$0.73	$0.89
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.83	$0.71	$1.55	$1.41
Shares used in computing adjusted earnings per common share:
Diluted	65,150,744	65,510,091	65,699,385	65,571,453

1)Represents the elimination of non-cash equity earnings from our equity investments.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses and the elimination of unrealized gains from the change in fair market value of equity securities.
4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.
5)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
6)Represents interest expense, less interest income, as they appear on the condensed consolidated statements of income and comprehensive (loss) income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
7)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
8)Represents the non-controlling equity interests, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Common Share

	Outlook 2024			2023
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$846	to	$854	$695
Earnings per Share (EPS) (GAAP)	$1.59	to	$1.70	$1.21
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.51		0.51	1.36
Merger and acquisition related depreciation and amortization (2)	0.94		0.92	0.62
Non-cash interest expense (3)	0.05		0.05	(0.01)
Tax effect of Non-GAAP adjustments (4)	(0.08)		(0.07)	(0.36)
Non-controlling interest (5)	(0.03)		(0.04)	—
Total adjustments	1.39		1.37	1.61
Adjusted EPS (Non-GAAP)	$2.98	to	$3.07	$2.82
Shares used in computing adjusted earnings per common share			65.2	65.8

(1)Represents share-based compensation, the elimination of non-cash equity earnings from equity investees, non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(2)Represents depreciation and amortization expenses amounts generated as a result of M&A activity.
(3)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(4)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 5%).
(5)Represents the non-controlling equity interests, net of amortization for intangibles created as part of the purchase.